SECURITIES AND EXCHANGE COMMISSION


                       Washington, D.C.  20549



                              FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  August 25, 1995



                 JAMES RIVER CORPORATION OF VIRGINIA
       (Exact name of registrant as specified in its charter)


                              Virginia
           (State or other jurisdiction of incorporation)


            1-7911                           54-0848173
   (Commission File Number)     (IRS Employer Identification Number)


            120 Tredegar Street, Richmond, Virginia 23219
    (Address of principal executive offices, including zip code)


 Registrant's telephone number, including area code:  (804) 644-5411

Item 2.   Acquisitions or Dispositions of Assets.

      On August 25, 1995, James River Corporation of Virginia ("James River") completed the spin-off to its shareholders of a large part of the Company's Communications Papers Business, along with the specialty paper-based portion of its Food and Consumer Packaging Business. The new company, Crown Vantage Inc. ("Crown Vantage") includes the operations, assets and liabilities of pulp and paper manufacturing facilities located in St. Francisville, LA, Berlin-Gorham, NH, Adams, MA, Newark, DE, Ypsilanti, MI, Port Huron, MI, Parchment, MI, Milford, NJ, Richmond, VA, and two mills located in Scotland. These operations produce coated groundwood and uncoated freesheet papers and pulp.

      This tax-free spin-off consisted of a series of transactions. James River transferred to Crown Vantage certain James River assets and Crown Vantage assumed certain related liabilities from James River as described above (the "Asset Transfer"). Simultaneously, Crown Paper Co. (the operating subsidiary of Crown Vantage) obtained financing through a public debt offering and initial borrowings under its bank credit facilities (collectively, the "Financings"). The net proceeds from the Financings of $480 million were received by James River and were treated as a return of capital. In addition, $100 million pay-in-kind notes were issued to James River from Crown
Vantage as an additional return of its capital investment in Crown Vantage. Thereafter, the common stock of Crown Vantage was distributed on a pro rata basis to James River shareholders (the "Distribution"). The Asset Transfer, the Financings, and the Distribution are herein referred to collectively as the "Spin-Off." In addition, one of the seven members of Crown Vantage's and Crown Paper Co.'s initial Boards of Directors is an executive officer of James River and two of the seven members of Crown Vantage's and Crown Paper Co.'s initial Boards of Directors are directors of James River.

Item 7.   Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Not applicable

(b)  Pro forma financial information.

      Unaudited pro forma financial information for James River, as adjusted for the Spin-Off of Crown Vantage:

      (i)   Pro forma consolidated condensed balance sheet as of June
25, 1995

     (ii) Pro forma consolidated statements of operations for the six
months  ended June 25, 1995, and         the year ended December  25,
1994

     (iii)     Notes to pro forma consolidated financial information

(c)  Exhibits.

      2     Contribution Agreement among James River  Corporation  of
Virginia, James River Paper             Company, Inc., Crown  Vantage
Inc. and Crown Paper Co., dated as of August 15, 1995 -- filed herewith.

      99    Pro  forma financial information referenced in Item  7(b)
above -- filed herewith.




                             SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By: /s/ James R. Hudson, Jr.
                                      James R. Hudson, Jr.
                                      Vice President, Corporate Controller



Date:    August 31, 1995